UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 18, 2007

WIFIMED HOLDINGS COMPANY, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-49707	58-2412118

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3320 Keenland Road Marietta, Georgia		30062

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 866-833-9948

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement

       In connection with the Letter of Intent to acquire JMJ Technologies, Inc. ("JMJ") that the Company entered into on March 26, 2007, the Company agreed to lend as a bridge loan up to $1,500,000 to JMJ prior to consummation of the acquisition. The Loan Agreement, which is included in this report on Form 8-K as Exhibit 10.1, provides terms and conditions of the loan that includes the granting initially up to $250,000 with additional principal advances, at the sole discretion of the Company, up to  $1,250,000.  The Loan Agreement is evidenced by a Secured Revolving Promissory Note, included herein as Exhibit 10.2. The loan bears interest at a rate of 10% annually with payment due on or before 90 days from the date when either the Company or JMJ terminates the Letter of Intent. In addition to the payment of interest, the loan provides for additional consideration of stock in JMJ. The advances are to be secured by the terms of the Security Agreement, included in this report as Exhibit 10.3, which  grants the Company a security interest in various assets of JMJ.

      Although there are no assurances that the Company will complete the acquisition of JMJ, the Company anticipates that the transaction will be consummated prior to June 30, 2007 or in July 2007.

Item 9.01 - Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description

10.1 10.2 10.3	Loan Agreement between WiFiMed Holdings Company , Inc. and JMJ Technologies, Inc. dated May 18, 2007
Secured Revolving Promissory Note of JMJ Technologies, Inc. dated May 18, 2007
Security Agreement between WiFiMed Holdings Company , Inc. and JMJ Technologies, Inc. dated May 18, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIFMED HOLDINGS COMPANY, INC.
/s/ Jeffrey Alan Simon

By: Jeffrey A. Simon
Chief Executive Officer
Date: May 24, 2007